Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Venoco, Inc. dated March 14, 2008, appearing in the Annual Report on Form 10-K of Venoco, Inc. for the year ended December 31, 2008.

Deloitte & Touche LLP

Denver, Colorado
May 20, 2009